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                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

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     [ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section
         240.14a-12

                          TENET HEALTHCARE CORPORATION
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                (Name of Registrant as Specified in Its Charter)

                      TENET SHAREHOLDER COMMITTEE, L.L.C.
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                    The Tenet Shareholder Committee, L.L.C.



                                                           FOR IMMEDIATE RELEASE

               TENET SHAREHOLDER COMMITTEE SAYS TENET MAKES MORE
                           CONCESSIONS ON GOVERNANCE

          -- COMPANY COMMITS TO CREATE GOVERNANCE COMMITTEE AND PROVIDE
                    COMPREHENSIVE REPORT TO SHAREHOLDERS --

NEW YORK, NY, OCTOBER 5, 2000 -- M. Lee Pearce, M.D., Chairman of the Tenet Shareholder Committee, today announced that Tenet Healthcare (NYSE: THC) has made a commitment to The California Public Employees Retirement System (CalPERS) that it will "create a Governance Committee to study the appropriateness of a classified board and other related governance issues, and will provide a comprehensive report to its shareholders," according to information posted on CalPERS' website. CalPERS is the nation's largest public pension fund with assets totaling more than $170 billion.

This comes in addition to commitments Tenet made earlier this week to Institutional Shareholder Services (ISS), the nation's leading institutional shareholder advisory firm, that it would add two independent directors to its board within the next twelve months, seek the necessary changes to provide that any future poison pill be submitted to the shareholders for approval, reduce the CEO's participation in the Nominating Committee to an ex-officio (non-voting) capacity, and review the appropriateness of its staggered board.

CalPERS said that "in recognition of [Tenet's] commitment to significant governance reforms" it would support the management slate at the company's annual meeting next week.

"We began this proxy contest to bring change and accountability to Tenet Healthcare," said Dr. M. Lee Pearce. "With the commitments Tenet has made this week to ISS and now CalPERS, we are proud that our actions on behalf of all Tenet shareholders have begun to bring change to the way Tenet shall be governed in the future. To that end, we expect that Tenet will appoint its two new independent directors to its Governance Committee to ensure that these issues receive a full and fair hearing.


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"Nonetheless, as we have said, promises are easy, especially on the eve of a vote. We expect Tenet and its directors to follow through on their promises. They still have a long way to go. And we will continue to hold them accountable."

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